Exhibit 10.11
LETTER AGREEMENT AND AMENDMENT
TO
EXECUTIVE COMPENSATION AND BENEFIT PLANS
PURSUANT TO THE
TARP CAPITAL PURCHASE PROGRAM
     THIS LETTER AGREEMENT AND AMENDMENT (the “Agreement”) by and between Parkvale Financial Corporation (the “Company”), Parkvale Savings Bank (the “Bank”) and the undersigned executive officer (the “Executive”) is entered into effective as of June 15, 2009 (the “Effective Date”) and supersedes in its entirety the Letter Agreement and Amendment entered into as of December 23, 2008.
     WHEREAS, the Executive is either (1) currently deemed to be a “Senior Executive Officer” of the Company or the Bank, as defined in Section 111(a)(1) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as amended by the American Recovery and Reinvestment Act of 2009 and the regulations issued thereunder, including the regulations set forth in 31 C.F.R. Part 30 (an “SEO”), (2) currently an executive officer and may be deemed to be a “Senior Executive Officer” of the Company or the Bank during the Participation Period as defined below, or (3) a highly compensated employee subject to the restrictions set forth below;
     WHEREAS, in connection with the purchase by the United States Department of the Treasury (the “Treasury”) of preferred stock and warrants of the Company (the “Purchased Securities”), pursuant to a Letter Agreement between the Treasury and the Company dated as of December 23, 2008, which incorporates a Securities Purchase Agreement (the “Purchase Agreement”), the Company is required to comply with certain executive compensation and corporate governance standards under Section 111(b) of EESA that have been implemented by guidance or regulations issued thereunder (including the regulations set forth in 31 C.F.R. Part 30);
     WHEREAS, the Treasury published revised interim final rules on June 15, 2009, which revised the rules set forth in 31 C.F.R. Part 30;
     WHEREAS, the Company and the Bank are required to adopt such changes to their compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, the “Compensation and Benefit Plans”) with respect to their SEOs and certain highly compensated employees (and to the extent necessary for such changes to be legally enforceable, such SEOs and highly compensated employees are required to duly consent in writing to such changes), as may be necessary, during the period ending on the last date upon which any obligation arising from financial assistance pursuant to the Purchase Agreement remains outstanding (disregarding any warrants to purchase common stock of the Company) (the “Participation Period”) in order to comply with Section 111(b) of EESA and the guidance or regulations issued thereunder, including the revised rules set forth in 31 C.F.R. Part 30 (such guidance and regulations are hereinafter collectively referred to as the “CPP Guidance”); and
     WHEREAS, in consideration of the benefits that the Executive will receive as a result of the Company’s participation in the Treasury’s TARP Capital Purchase Program, the Executive is willing to modify the Compensation and Benefit Plans applicable to the Executive to the extent necessary to comply with Section 111(b) of EESA, the CPP Guidance and the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, and such other consideration the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Executive, the Company and the Bank hereby agree as follows:
     1. Amendments to the Compensation and Benefit Plans. Effective as of the Effective Date and for as long as the Executive is either an SEO or a highly compensated employee subject to the restrictions set forth in Section 111(b) of EESA and the CPP Guidance during the Participation Period, and only for as long as required by Section 111(b) of EESA and the CPP the Compensation and Benefit Plans applicable to the Executive are hereby amended by this Agreement in order to comply with the executive compensation and corporate governance requirements of Section 111(b) of EESA and the CPP Guidance, and the provisions of Sections 1.2(d)(iv), 1.2(d)(v) and 4.10 of the Purchase Agreement, including as follows:
     (a) In the event that the Compensation Committee of the Board of Directors of the Company determines that any incentive compensation arrangements pursuant to which the Executive is or may be entitled to a payment encourages the Executive to either (i) take unnecessary and excessive risks that threaten the value of the Company and the Bank or (ii) manipulate reported earnings of the Company and the Bank to enhance the compensation of any employee within the meaning of Section 111(b)(3)(A) of EESA and the CPP Guidance, including the regulations set forth in Section 30.4 Q-4 of 31 C.F.R. Part 30, then the Compensation Committee, on behalf of the Company and the Bank, shall take such action as is necessary to amend the incentive compensation arrangements in order to eliminate such encouragement, and the Executive’s incentive compensation will be determined pursuant to such amended arrangements.
     (b) The Executive acknowledges and agrees that, for as long as the Executive is one of the five most highly compensated employees of the Company and the Bank during the Participation Period, the Company and the Bank are prohibited from paying or accruing any bonus, incentive compensation or retention award during the Participation Period, other than (i) any payments or awards to which the Executive had a legally binding right as of February 11, 2009, or (ii) any grants of long-term restricted stock awards which meet certain requirements.
     (c) Any bonus or incentive compensation paid to the Executive during the Participation Period will be subject to recovery or “clawback” by the Company or its affiliates if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b)(3)(B) of EESA and the CPP Guidance.
     (d) In the event that the Executive’s employment is terminated or a change in control occurs during the Participation Period, then the Executive acknowledges and agrees that the Company and the Bank shall be prohibited from making any payment or providing any benefit which the Executive would otherwise be entitled to receive under the Compensation and Benefit Plans as a result of such termination of employment or change in control if the payment or benefit constitutes a “golden parachute payment” for purposes of Section 111(b)(2)(C) of EESA and the CPP Guidance, including the regulations set forth in Section 30.9 Q-9 of 31 C.F.R. Part 30. The Executive acknowledges that the CPP Guidance currently defines “golden parachute payment” to include any payment resulting from a termination of employment or change in control, excluding (i) payments pursuant to tax-qualified plans, (ii) payments resulting from death or disability, or (iii) payments for services performed or benefits accrued which meet certain requirements.

     (e) The Executive acknowledges and agrees that the Company and the Bank are prohibited from providing (either formally or informally) any reimbursement of taxes owed with respect to any compensation during the Participation Period.
     2. Miscellaneous.
     (a) The Executive’s execution of this Agreement shall not be determinative of the Executive’s status as an SEO.
     (b) The Agreements, amendments and other provisions set forth in Section 1 of this Agreement shall be Effective only for as long as required by Section 111(b) of EESA and the CPP Guidance.
     (c) This Agreement may be executed in one or more counterparts, each of which when executed shall be an original, but all of which when taken together shall constitute one and the same agreement.
     (d) This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement retroactively effective as of the date first written above.

ATTEST:		PARKVALE FINANCIAL CORPORATION

By:		By:

	Deborah M. Cardillo Corporate Secretary		Robert D. Pfischner Chairman of the Board

ATTEST:		PARKVALE SAVINGS BANK

By:		By:

	Deborah M. Cardillo Corporate Secretary		Robert D. Pfischner Chairman of the Board

ATTEST:		EXECUTIVE

By:		By:

	Deborah M. Cardillo		Name: _________________________________________
	Corporate Secretary		Title: __________________________________________

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